UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 1, 2011

Otelco Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-32362	52-2126395
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

505 Third Avenue East, Oneonta, AL 35121
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (205) 625-3574

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On October 1, 2011, Otelco Inc. (“Otelco”) entered into a Fifth Supplemental Indenture (the “Fifth Supplemental Indenture”), among itself, Mid-Missouri Telephone Company, an indirect wholly owned subsidiary of Otelco (the “New Guarantor”), the existing guarantors listed on the signature pages thereto (the “Existing Guarantors”) and Wells Fargo Bank, National Association (the “Trustee”), as trustee, to the Indenture (the “Indenture”), dated as of December 21, 2004, among Otelco, the Existing Guarantors and the Trustee, as trustee, as supplemented by the First Supplemental Indenture, dated as of July 3, 2006, the Second Supplemental Indenture, dated as of July 5, 2007, the Third Supplemental Indenture, dated as of October 31, 2008, and the Fourth Supplemental Indenture, dated as of June 8, 2010. Each Existing Guarantor is a direct or indirect wholly-owned subsidiary of Otelco. Pursuant to the Fifth Supplemental Indenture, the New Guarantor, jointly and severally with all of the Existing Guarantors, unconditionally guaranteed Otelco’s obligations under the notes issued pursuant to the Indenture (the “Notes”) and agreed to be bound by all other applicable provisions of the Indenture and the Notes. The foregoing description of the Fifth Supplemental Indenture does not purport to be complete and is qualified in its entirety by reference to the full text of the Fifth Supplemental Indenture, a copy of which is attached hereto as Exhibit 4.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description

4.1	Fifth Supplemental Indenture, dated as of October 1, 2011, among Otelco, the New Guarantor, the Existing Guarantors and the Trustee, as trustee

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OTELCO INC.
(Registrant)
Date: October 3, 2011
	By:	/s/ Curtis L. Garner, Jr.
Name: Curtis L. Garner, Jr.
Title: Chief Financial Officer